Exhibit 23.1

801 South Grand Avenue, Suite 400 — Los Angeles, CA 90017-4646 — Ph. (213) 629-9094 — Fax (213) 996-4242 — www.vasquezcpa.com

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

International Stem Cell Corporation and Subsidiaries

Oceanside, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2010, relating to the consolidated financial statements of International Stem Cell Corporation and Subsidiaries, which appears on Page F-2 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 which is contained in that Prospectus. Our report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Los Angeles, California May 3, 2010

Registered with Public Company Accounting Oversight Board

Member of Private Companies Practice Section & Center for Public Company Audit Firms